                                 EXHIBIT NO. 2.2

                 BY LAWS OF TIMBER RESOURCES INTERNATIONAL, INC.

                                     BY-LAWS
                                       OF
                      TIMBER RESOURCES INTERNATIONAL, INC.
                             A DELAWARE CORPORATION




                                    ARTICLE 1
                                CORPORATE OFFICES



1.01     PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of the Corporation, in the State of New York, shall be located in the City of New York at 570 Lexington Avenue, 45th Floor, New York, NY 10022.

1.02     OTHER CORPORATE OFFICES

         The Corporation also may have offices at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                    ARTICLE 2
                             SHAREHOLDERS' MEETINGS

2.01     PLACE OF MEETINGS

         The directors may designate any place, wither within or without the State unless otherwise prescribed by stature, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at meeting may designate any place, either within or without the State unless otherwise prescribed by stature, as the place of meeting shall be the principal office of the corporation. Notwithstanding any other provision hereof, the owners, of a Majority of All Shares entitled to vote at a meeting of shareholders duly and normally called with notice, may take Majority Shareholder Action, without meeting or notice, to the extent provided by the laws of the State of Delaware.

2.02     ANNUAL MEETINGS

         The annual meeting of the shareholders shall be held on the second Monday of March in each year, if not a holiday, at ten o'clock a.m., at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 2 OF 11

2.03     SPECIAL MEETINGS

         Special Meetings of the shareholders may be called by the President, the Board of Directors, by the holders of at least ten percent of all the shares entitled to a vote at the proposed special meeting, or such other person or persons as may be authorized in the Articles of Incorporation.

2.04     NOTICES OF MEETINGS

         Notices of meetings, annual or special, shall be given in writing to shareholders of record entitled to vote at the meeting by the Secretary or an Assistant Secretary or, if there be no such officer or in the case of his or her neglect or refusal, by any director or shareholder.

         Such notices shall be given either personally or by first-class mail, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be given not less than ten, or more than forty (40) days before the date of the meeting.

         Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which is called.

2.05     WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder under the provisions of the laws of the State, the Articles of Incorporation of this Corporation, or these By-Laws, a waiver of notice in writing signed by a shareholder entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice. All such written waivers of notice shall be filed with the corporate records or made part of the minutes of the meeting.

2.06     SPECIAL NOTICE REQUIREMENTS

         Shareholder approval at a meeting of shareholders, whether or not required by law of the State, if requested with respect to the following proposals, shall be valid only if the purpose of the meeting was stated in the notice of the meeting:

         (1) Approval of a contract or to other transaction between the Corporation and one or more of its Directors or between the Corporation and any Corporation, firm or association in which one or more of the Directors has a material financial interest;

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 3 OF 11

         (2) Amendment of the Article of Incorporation after any shares have been issued;

         (3) Approval of the principal terms of a reorganization pursuant to the laws of the State of Delaware and, in such cases, written notice shall be given not less than twenty, nor more than fifty days before the meeting;

         (4)      Election to voluntarily wind up and dissolve the Corporation;

         (5)      Election to revoke voluntary dissolution proceedings;

         (6)      Reduction of stated capital;

         (7) Restatement of the Articles of Incorporation, if an amendment is contained therein; and

         (8) Disposition of all or substantially all of the assets of the Corporation outside the usual and regular course of its business.

2.07     ACTION WITHOUT MEETING

         Any Action that may be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the action. Such consent shall have the same force and effect as a unanimous vote of shareholders.

         Unless otherwise provided by law, any action required to be taken, or any other action which may be taken, at a meeting of the stockholders, may be taken without a meeting by Majority Shareholder Action, (a) if such action shall be signed by a Majority of all of the stockholders entitled to vote with respect to the subject matter thereof at any regular meeting called on notice, and (b) if written notice to all shareholders is promptly given of all action so taken.

2.08     QUORUM

         The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders duly noticed and called. At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 4 OF 11

2.09     VOTING

         Only shareholders whose names appear on the stock transfer books of the Corporation as of the closing date of the stock transfer books or the record date set by the Board of Directors shall be entitled to vote at a meeting of shareholders.

         If the Board of Directors has not closed the stock transfer books or set a record date for purposes of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, then the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

         Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except as otherwise provided by the laws of the State of Delaware or the following provisions of this By-Laws.

         If a quorum is present, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting shall be the act of the shareholders, unless the vote of a greater number is required by law, the Articles of Incorporation, or these By-Laws.

         At each election of Directors, no shareholder entitled to vote at such election shall have the right to cumulate his or her votes.

2.10     PROXIES

         Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy, executed by such person or his duly authorized agent, with the Secretary of the Corporation.

         A proxy shall not be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously state that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

         (1)      A pledge;

         (2) A person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;

         (3) A creditor of the Corporation who extended it credit under terms requiring the appointment;

         (4) An employee of the Corporation whose employment contract requires the appointment; or

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 5 OF 11

         (5) A party to a voting agreement created in conformity with the laws of the State of Delaware.


                                    ARTICLE 3
                               BOARD OF DIRECTORS

3.01     GENERAL POWERS

         The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Delaware.

3.02     NUMBER, TENURE AND QUALIFICATIONS

         The number of directors of the corporation shall be a minimum of one
(1) and a maximum of nine (9). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.03     REGULAR MEETINGS

         A regular meeting of the directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

3.04     SPECIAL MEETINGS

         Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

3.05     NOTICE

         Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 6 OF 11

3.06     QUORUM

         At any meeting of the directors fifty (50 %) percent shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.07     MANNER OF ACTING

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

3.08     NEWLY CREATED DIRECTORSHIPS AND VACANCIES

         Newly created directorships resulting from an increase in the number of directors an vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

3.09     REMOVAL OF DIRECTORS

         Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

3.10     RESIGNATION

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.11     COMPENSATION

         No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 7 OF 11

3.12     EXECUTIVE AND OTHER COMMITTEES

         The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors. Each such committee shall serve at the pleasure of the board.

                                    ARTICLE 4
                                    OFFICERS

4.01     NUMBER

         The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

4.02     ELECTION AND TERM OF OFFICE

         The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.03     REMOVAL

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgement the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

4.04     VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

4.05     PRESIDENT

         The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 8 OF 11

By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

4.06     CHAIRMAN OF THE BOARD

         In the absence of the president or in the event of his death, inability or refusal to act, the chairman of the boards of directors shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

4.07     SECRETARY

         The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all the duties incident of the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

4.08     TREASURER

         If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties, as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

4.09     SALARIES

         The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 9 OF 11

                                    ARTICLE 5
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01     CONTRACTS

         The directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.02     LOANS

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

5.03     CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

5.04     DEPOSITS

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies and other depositories as the directors may select.

                                   ARTICLE 6
                                  FISCAL YEAR

         The fiscal year of the corporation shall begin on the 1st day of January in each year, or on such other day as the Board of Directors shall fix.


                                    ARTICLE 7
                                    DIVIDENDS

         The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 10 OF 11

                                    ARTICLE 8
                                      SEAL

         The directors may provide a corporate seal, which shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                                    ARTICLE 9
                                WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles in incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE 10
                              AMENDMENT OF BY-LAWS

10.01    BY DIRECTORS

         The Board of Directors may amend or repeal the By-Laws, unless:

         (1) The Articles of Incorporation or the State reserves the power exclusively to the shareholders in whole or part; or

         (2) The shareholders in amending, repealing, or adopting a particular by-law expressly provide that the Board of Directors may not amend that by-law

10.02    BY SHAREHOLDERS

         Unless the Articles of Incorporation or a by-law adopted by the shareholders provides otherwise as to all or some portion of the By-Laws, the shareholders may amend, repeal or adopt the By-Laws even though the By-Laws may also be amended, repealed, or adopted by the Board of Directors.

TIMBER RESOURCES INTERNATIONAL, INC.
BY-LAWS
PAGE 11 OF 11

                                  CERTIFICATION




         THE SECRETARY of the Corporation hereby certifies that the foregoing is a true and correct copy of the By-Laws of the Corporation named in the title thereto and that such By-Laws were duly adopted by the Board of Directors of said Corporation on the date set forth below.


EXECUTED, this day of June 12, 1998.


 /s/ Anna Petinova
---------------------------------------
ANNA PETINOVA
SECRETARY